Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of QHY Group, a Nevada corporation (the “Company”), on Form 10-Q for the period ended September 30, 2019, as filed with the Securities and Exchange Commission (the “Report”), Mao Xu, Chief Executive Officer and Chief Financial Officer, of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 13, 2019

/s/ Mao Xu

___________________________________________

Mao Xu

Chief Executive Officer and Chief Financial Officer

(Principal Executive Officer and Principal Financial Officer)

[A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.]